UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2010

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement.

            Completion of Strategic Investment

            As previously disclosed in a current report filed on November 3, 2010,  Good Times Restaurants Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement"), dated October 29, 2010, as amended December 13, 2010, with Small Island Investments Limited, a Bermuda corporation (the "Investor"), under which the Company agreed to sell, and the Investor agreed to purchase, 4,200,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a purchase price of $0.50 per share, or an aggregate purchase price of $2,100,000 (the "Investment Transaction").  Pursuant to the Purchase Agreement, the closing of the Investment Transaction (the "Closing") was subject to the receipt of stockholder approval of the Investment Transaction and a reverse split of the Common Stock to take effect after the Closing.  As disclosed in Item 5.07 below, stockholder approval was obtained at a Special Meeting of Stockholders held December 13, 2010 (the "Special Meeting").

            Accordingly, on December 13, 2010, following the Special Meeting, the Company and the Investor completed the issuance and sale of the Shares to the Investor.  The Company received gross proceeds of $2,100,000, which will be used to pay its interim working capital loans, reduce the Company's current liabilities and provide working capital for fiscal 2011 and beyond.

            Registration Rights Agreement

            On December 13, 2010, the Company and the Investor entered into a Registration Rights Agreement, pursuant to which the Company granted to the Investor certain registration rights to enable the public resale of the Shares.  Pursuant to the Registration Rights Agreement, the Investor has the right to require the Company to register for resale all or a portion of the Shares within 45 days of the Investor's written request for such registration.  The Investor may not request more than two such registrations under the Registration Rights Agreement.  In addition, the Registration Rights Agreement provides that if the Company proposes to register for public sale shares of Common Stock (including upon the request of a stockholder other than the Investor), then the Investor shall have a right to include all or a portion of the Shares in such registration.

            The Company agreed to pay all expenses associated with the registration of the Shares, including the fees and expenses of counsel to the Investor.  The Company also agreed to indemnify the Investor, and its officers, directors, members, investors, employees and agents, successors and assigns, and each other person, if any, who controls the Investor within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations.

            A copy of the Registration Rights Agreement dated December 13, 2010 is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

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            Amendment and Restatement of Credit Agreement and Term Note with Wells Fargo

            As a condition to the Closing of the Investment Transaction, the Company amended and restated its credit agreement and term note with Wells Fargo Bank, N.A. ("Wells Fargo") effective as of December 13, 2010.  Pursuant to the Amended and Restated Credit Agreement, Wells Fargo consented to (a) the Investment Transaction, and (b) the Company's use of a portion of the proceeds of the Investment Transaction to pay off certain interim capital loans as described below.  In addition, Wells Fargo agreed to accept additional building and equipment collateral in exchange for modifying certain financial covenants of the loan without affecting the Company's interest rate or repayment term.  The Company had previously been in default of these financial covenants, although it has never been in payment default under the loan.  Accordingly, the execution of the Amended and Restated Credit Agreement with Wells Fargo has allowed the Company to regain compliance with the modified financial loan covenants.

            A copy of the Amended and Restated Credit Agreement dated December 13, 2010 is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

            A copy of the Amended and Restated Term Note dated December 13, 2010 is attached hereto as Exhibit 10.4 and is hereby incorporated by reference.

            Repayment and Conversion of W Capital and McDonald Loans

            As previously disclosed in current reports filed on February 3, 2010 and April 6, 2010, pursuant to a loan agreement dated February 1, 2010, as amended April 1, 2010, the Company obtained loans totaling $400,000 from W Capital, Inc. ("W Capital") and John T. McDonald ("McDonald") to be used for restaurant marketing and other working capital uses of Good Times Drive Thru Inc., the Company's wholly-owned subsidiary ("GTDT").  The loans were evidenced by a Secured Convertible Promissory Note dated April 1, 2010 made by the Company and GTDT, as co-makers, and bearing interest at a rate of 12% per annum on the unpaid principal balance through August 1, 2010 and at a rate of 14% per annum from and after August 1, 2010 until the maturity date of December 31, 2010.  The note provided that the outstanding principal balance and accrued interest on the loan would be convertible into shares of Common Stock at any time prior to repayment at a conversion price of 25% less than the average price of the Common stock during the 20 days prior to the conversion date, but not below $0.75 per share nor above $1.08 per share.  However, in connection with the Investment Transaction, the Company repaid the $400,000 principal amount due to W Capital and McDonald and the lenders agreed to convert the accrued interest payable on the loans into shares of Common Stock at a conversion price of $0.50 per share and entered into an agreement with the Company to amend the conversion provisions of the note accordingly.

            A copy of the Consent and Agreement dated as of December 13, 2010 between the Company, W Capital and McDonald is attached hereto as Exhibit 10.3 and is hereby incorporated by reference.

            Repayment of Golden Bridge Loan

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            On April 20, 2009 as reported on Form 8-K, the Company entered into a loan agreement with Golden Bridge, LLC ("Golden Bridge"), pursuant to which Golden Bridge made a loan of $185,000 to GTDT to be used for restaurant marketing and other working capital costs.  Eric W. Reinhard, Ron Goodson, David Grissen, Richard J. Stark, and Alan A. Teran, who were all members of the Company's Board of Directors at the time of the transaction and stockholders of the Company, are the sole members of Golden Bridge, and Eric W. Reinhard is the sole manager of Golden Bridge.  The loan was evidenced by a Promissory Note dated April 20, 2009 made by the Company and GTDT, as co-makers, and bearing interest at a rate of 10% per annum on the unpaid principal balance.  The note

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provided for monthly interest payments and was to mature and be due and payable in full on December 31, 2010.  The loan was repaid in full on December 13, 2010 from the proceeds of the Investment Transaction.

Item 1.02        Termination of a Material Definitive Agreement.

            The disclosures regarding the repayment and conversion of the W Capital and McDonald loans and the repayment of the Golden Bridge loan set forth under Item 1.01 above are hereby incorporated by reference.

The Secured Convertible Promissory Note dated April 1, 2010 made by the Company and GTDT, as co-makers, payable to W Capital and McDonald, was terminated as a result of the repayment of the outstanding principal balance of $400,000 and the conversion of accrued interest into shares of Common Stock.

            The Promissory Note dated April 20, 2009 made by the Company and GTDT, as co-makers, payable to Golden Bridge, was terminated as a result of the repayment of the outstanding principal balance of $185,000.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

            The disclosure regarding the amendment and restatement of the credit agreement and term note with Wells Fargo set forth under Item 1.01 above is hereby incorporated by reference.

Item 3.02     Unregistered Sales of Equity Securities.

            The disclosure regarding the completion of the Investment Transaction as set forth under Item 1.01 above is hereby incorporated by reference.

            The Shares sold to the Investor in the Investment Transaction were not registered under the Securities Act or state securities laws, and may not be resold in the United States in the absence of an effective registration statement filed with the U.S. Securities and Exchange Commission ("SEC") or an available exemption from federal and state registration requirements.

            In the Purchase Agreement, the Investor represented to the Company that: (a) it is an accredited investor, as such term is defined Rule 501 of Regulation D promulgated under the Securities Act, (b) it acquired the Shares as principal for its own account for investment purposes and not with a view to or for distributing or reselling the Shares or any part thereof, and (c) it is knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Shares.  The Company has relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the purposes of the Investment Transaction.

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            As disclosed in Item 1.01 above, in connection with the Investment Transaction, the accrued interest payable to W Capital and McDonald was converted into 79,430 shares of Common Stock at a conversion price of $0.50 per share.  The Company relied on the exemption from registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the issuance of the Conversion Shares.

Item 3.03        Material Modification to Rights of Security Holders

            In connection with the Investment Transaction, the holders of shares of Common Stock issued upon conversion of the Company's Series B Preferred Stock in June 2006 (the "Series B Investors") agreed to waive their preemptive rights with respect to the issuance of the Shares to the Investor.  In addition, the Series B Investors agreed to cancel their contractual director designation rights granted in connection with the original issuance of the Series B Preferred Stock.

            A copy of the Consent and Waiver dated as of December 13, 2010 by the Series B Investors is attached hereto as Exhibit 10.5 and is hereby incorporated by reference.

            The Purchase Agreement provides that for so long as the Investor holds more than 50 percent of the Company's outstanding Common Stock, (i) the Company's Board of Directors shall consist of seven members, and (ii) the Investor will have the right to designate four members of the Board.  In addition, the Investor has agreed to vote its Shares in any election of directors in favor of one person designated by The Bailey Company LLLP and its affiliates and one person designated by Eric W. Reinhard.  However, if the Bailey Group or Reinhard ceases to own at least 600,000 shares of the Company's Common Stock (adjusted for any stock splits, reverse splits or similar capital transactions), then its respective designation right will cease.  The Investor has agreed to vote its Shares in any election of directors in favor of a person, other than its designees, who receives the majority of votes of holders of Common Stock other than the Investor.

Item 5.01        Change in Control of Registrant.

            The disclosure regarding the completion of the Investment Transaction as set forth under Item 1.01 above is hereby incorporated by reference.

            As a result of the Investment Transaction, the Investor became the beneficial owner of approximately 51.4 percent of the outstanding Common Stock of the Company.  In addition, pursuant to the Purchase Agreement, the Investor designated four individuals for appointment to the Company's Board of Directors effective upon the Closing.  The source of funds used by the Investor to purchase the Shares was cash held in Small Island Investments Ltd.

            Prior to the completion of the Investment Transaction, The Bailey Company LLLP was the Company's largest stockholder, holding approximately 21.07 percent of the Company's then-outstanding Common Stock.

            The Purchase Agreement provides that for so long as the Investor holds more than 50 percent of the Company's outstanding Common Stock, (i) the Company's Board of Directors shall consist of seven members, and (ii) the Investor will have the right to designate four members of the Board.  In addition, the Investor has agreed to vote its Shares in any election of directors in favor of one person designated by the Bailey Group and one person designated by Eric W. Reinhard.  However, if the

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Bailey Group or Reinhard ceases to own at least 600,000 shares of the Company's Common Stock (adjusted for any stock splits, reverse splits or similar capital transactions), then its respective designation right will cease.  The Investor has agreed to vote its Shares in any election of directors in favor of a person, other than its designees, who receives the majority of votes of holders of Common Stock other than the Investor.  In addition, pursuant to the Consent and Waiver given by the Series B Investors as of December 13, 2010, which is discussed under Item 3.03 above, the Series B Investors have agreed to vote their shares in any election of directors in favor of the Investor's designees.  In addition, the Series B Investors agreed to vote their shares in favor of the Investment Transaction, which was approved at the Special Meeting held on December 13, 2010.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

            Effective as of December 13, 2010, Richard J. Stark, Alan A. Teran, Ron Goodson and David Grissen resigned as directors of the Company.  These individuals resigned as directors in order to fulfill a closing condition set forth in the Purchase Agreement and not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

            In addition, effective as of December 13, 2010, Eric W. Reinhard resigned as Chairman of the Board, although he remains a director of the Company.  Mr. Reinhard resigned as Chairman in order to fulfill a closing condition set forth in the Purchase Agreement and not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Four New Directors

            In connection with the closing of the Investment Transaction, by unanimous written consent dated December 13, 2010, the Company's Board adopted resolutions: (a) appointing Keith A. Radford, John F. Morgan, Gary J. Heller and David L. Dobbin as directors, effective as of the closing of the Investment Transaction, to fill the vacancies on the Board resulting from the resignations of Messrs. Stark, Teran, Goodson and Grissen, and (b) appointing David L. Dobbin as Chairman of the Board, effective as of the closing of the Investment Transaction, to succeed Mr. Reinhard in such capacity.

            Keith A. Radford, age 41, currently serves as Chief Financial Officer of Terra Nova Pub Group Ltd., Elephant & Castle Group Inc. and Massachusetts Pub Group LLC (2009-Present).  Previously Mr. Radford served as a Director and Vice President of subsidiaries within AKER Solutions, a leading global provider of engineering and construction services, technology products and integrated solutions (2002-2008).  In addition he has over eight years of experience in public practice providing auditing, taxation and business consulting services.  Mr. Radford holds a Bachelor of Commerce degree from Memorial University of Newfoundland and Labrador and is a Chartered Accountant.

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            John F. Morgan, age 50, currently serves as President, Chief Executive Officer and a Director of Elephant & Castle Group Inc. and Terra Nova Pub Group Ltd. (2009-Present).  He is President, Chief Executive Officer and a Manager of Massachusetts Pub Group LLC (2008-Present).  Previously Mr. Morgan had been the President of Morgan Capital Limited, St. John's, Newfoundland, an independent financial services firm providing taxation and merger and acquisition support services to North American and international clients (1994-2009).  Mr. Morgan holds a Bachelor of Commerce degree from Memorial University of Newfoundland and Labrador with a participation in the In Depth Taxation Program and Chartered Business Valuator Program.  He is a Chartered Accountant.

            Gary J. Heller, age 43, currently serves as Secretary and a Director of Elephant & Castle Group Inc. (2007-Present), Secretary and a Manager of Massachusetts Pub Group LLC (2008-Present), and Executive Vice President of Terra Nova Pub Group Ltd. (2009-Present).  Prior to entering the restaurant industry in 2007, Mr. Heller spent 16 years as an investment banker, including serving as a Managing Director of FTI Capital Advisors, LLC (2002-2006) and a Director of Andersen Corporate Finance LLC.  Mr. Heller holds a BA in Economics from the University of Pennsylvania and an MBA in Finance from New York University.

            David L. Dobbin, age 49, currently serves as Chairman of the Board of Small Island Investments Ltd. (2010-Present).  He also serves as Chairman of the Boards of Terra Nova Pub Group Ltd., its subsidiaries and affiliates (2007-Present) and Welaptega Marine Ltd. (2008-Present), a leading supplier of offshore mooring inspection systems, companies controlled by Mr. Dobbin through Repechage Investments Limited, an investment company formed under the laws of Canada that holds investments in the transportation, service, real estate and hospitality sectors (2001-Present).  Previously, Mr. Dobbin served in several capacities with CHC Helicopter Corporation, a leading offshore helicopter services provider, and led Canadian Ocean Resource Associates Inc., a consulting firm specializing in best practice reviews, institutional support and public/private partnerships.  Mr. Dobbin holds a Bachelor of Commerce from Memorial University of Newfoundland.

            The Board determined that each of Messrs. Radford, Morgan, Heller and Dobbin is an independent director under the NASDAQ listing standards.  Of the continuing directors, the Board determined that each of Geoffrey R. Bailey and Eric W. Reinhard is an independent director.  Keith A. Radford, John F. Morgan and Geoffrey R. Bailey have been appointed to the Audit Committee and the Board has determined that Mr. Radford is an Audit Committee financial expert as that term is defined by the applicable SEC rules.  Gary J. Heller, John F. Morgan and Eric W. Reinhard have been appointed to the Compensation Committee

            The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between any of Messrs. Radford, Morgan, Heller or Dobbin and any director or executive officer of the Company, (2) other than the requirements of the Purchase Agreement with the Investor, there is no arrangement or understanding between Messrs. Radford, Morgan, Heller and Dobbin and any other person pursuant to which Messrs. Radford, Morgan, Heller and Dobbin were elected as directors of the Company, and (3) there is no transaction between any of Messrs. Radford, Morgan, Heller or Dobbin and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07  Submission of Matters to a Vote of Security Holders

            As noted above, the Company held a Special Meeting of Stockholders on December 13, 2010 at the Company's principal office in Golden, Colorado.  At the Special Meeting, the Company's shareholders voted on two matters: (a) the Investment Transaction, and (b) a proposal to give the Company's Board of Directors discretion to effect a one-for-three reverse stock split of the Company's issued and outstanding common stock following the closing of the Investment Transaction and prior to December 31, 2010.  These matters are more fully described in the Company's Proxy Statement for the Special Meeting.

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            The certified results of the matters voted on at the Special Meeting are as follows:

	For	Against	Abstain	Broker Non-Votes

1) Approval of Investment Transaction	1,973,376	20,779	1,400	0
	(98.89%)	(1.04%)	(0.07%)	(0.00%)

2) Approval of Reverse Stock Split	1,971,491	22,064	2,000	0
	(98.79%)	(1.11%)	(0.10%)	(0.00%)

Item 8.01        Other Events

            Company Press Releases

            On December 17, 2010, the Company issued a press release announcing the voting results of stockholders at the Special Meeting and the completion of the Investment Transaction. A copy of the Company's press release is filed herewith as Exhibit 99.1 2 to this Current Report on Form 8-K.

            Transition of Board Leadership

            As disclosed in Item 5.02 above, effective as of December 13, 2010, Eric W. Reinhard, who has served as Chairman of the Board since 2005, resigned from the position of Chairman.  The Board appointed David L. Dobbin as the new Chairman of the Board, effective as of December 13, 2010.

            Board Approval of Reverse Stock Split

            On December 13, 2010, the Company's Board of Directors adopted resolutions approving a one-for-three reverse split of the Company's Common Stock to be effective December 31, 2010.  The reverse stock split was approved by the stockholders of the Company at the Special Meeting on December 13, 2010.  For more information regarding the stockholder approval of the reverse stock split, see the disclosure made in Item 5.07 above.

            As a result of the reverse stock split, every three shares of the Company's Common Stock issued and outstanding on December 31, 2010 will be combined into one share of Common Stock.  The reverse stock split will not change the authorized number of shares or the par value of the Company's Common Stock.

            Following the reverse stock split, the Company expects to have approximately 2.7 million shares of Common Stock outstanding.  The reverse stock split will affect all shares of the Company's Common Stock, including Common Stock underlying stock options and warrants that are outstanding immediately prior to the effective time of the reverse stock split.

            Additional information about the reverse stock split is available in the Company's definitive proxy statement filed with the SEC on November 22, 2010.

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Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Registration Rights Agreement between the Company and Small Island Investments Limited, dated December 13, 2010.
10.2	Amended and Restated Credit Agreement between the Company and Wells Fargo Bank, N.A., dated as of December 13, 2010.
10.3	Amended and Restated Term Note dated as of December 13, 2010

10.4	Consent and Agreement dated as of December 13, 2010 between the Company, W Capital, Inc. and John T. McDonald.
10.5	Consent and Waiver dated as of December 13, 2010 by the Series B Investors.
99.1	Company Press Release dated December 17, 2010.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GOOD TIMES RESTAURANTS INC.

Date: December 17, 2010	By: /s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer